Exhibit 99.1

ExactTarget Announces First Quarter 2012 Results

First Quarter Revenue Increased 45 Percent Year-over-Year to $64.1 Million

INDIANAPOLIS (May 10, 2012) — ExactTarget (NYSE:ET), a global provider of cross-channel interactive marketing software as a service solutions, today announced financial results for the first quarter ended March 31, 2012.

“ExactTarget delivered very strong first quarter performance. Total revenue increased 45 percent year over year, marking our 45th consecutive quarter of revenue growth,” said Scott Dorsey, ExactTarget’s chief executive officer and co-founder. “Having completed one of the largest software as a service IPOs in history, we have additional resources to continue expanding our market leadership and are optimistic, as evidenced by our guidance for strong revenue growth in Q2 and full year 2012.”

First Quarter 2012 Financial Highlights

•      Revenue: $64.1 million, a 45 percent increase over the prior year period. Non-U.S. revenue was $10.9 million, a 143 percent increase compared to the first quarter of 2011.

•      Recurring Subscription Revenue: $50.2 million (excludes revenue related to utilization above the contracted level), a 47 percent year over year increase.

•      Net Loss: $4.7 million compared to $3.3 million in the first quarter 2011, which included a tax benefit of $1.9 million. Net loss attributable to common stockholders for the first quarter of 2012 was $0.32 per basic and diluted share, compared to $0.38 per basic and diluted share for the first quarter of 2011.

•      Adjusted Net Loss: $2.2 million, or $0.15 per share on basic and diluted basis, after adjusting for stock-based compensation and amortization of intangibles, compared to $1.7 million, or $0.19 per share on a basic and diluted basis, in the first quarter of 2011, which also included a tax benefit of $1.9 million.

•      Adjusted EBITDA: $3.0 million compared to $31,000 in the first quarter of 2011.

•      Operating Cash Flow: $3.6 million compared to ($0.3) million in the first quarter of 2011.

•      Initial Public Offering: Successfully completed an IPO, raising $169.7 million in net proceeds and finishing the quarter with more than $211 million in cash.

Recent Business Highlights

•      Expanded the company’s global footprint with the launch of a new office in Munich, Germany.

•      Expanded the global selling organization to more than 300 employees worldwide.

•      Earned Facebook ® Preferred Marketing Developer status for App and Pages development, building on the success of the company’s recent launch of its SocialPages application for Facebook page management.

•      Named a “consistent leader” with the the strongest current product offering in “The Forrester Wave™: Email Marketing Vendors, Q1 2012” report and a “strong performer” in “The Forrester Wave™: Cross-Channel Campaign Management (CCCM), Q1 2012” report.

•      Named one of the Best Places to Work in America for Recent College Grads by national career services firm Experience for the second consecutive year.

•      Named among the Best Places to Work in Indiana by the Indiana Chamber of Commerce for the sixth consecutive year with a top five placement each of the past three years.

Business Outlook

As of May 10, 2012, ExactTarget is issuing guidance for the second quarter 2012 and full year 2012, as follows:

•      Second Quarter 2012:

•      Revenue is expected to be in the range of $65.0 million to $66.0 million.

•      Adjusted net loss is expected to be $5.0 million to $6.0 million. Adjusted net loss excludes the effects of stock-based compensation expense and amortization of intangibles, which are expected to be approximately $3.0 million and $0.3 million, respectively.

•      Adjusted net loss of $.08 to $.09 per basic and diluted share assuming weighted average shares outstanding of 66 million shares.

•      Full Year 2012:

•      Revenue is expected to be in the range of $270.0 million to $273.0 million.

•      Adjusted net loss is expected to be $15.0 million to $16.0 million. Adjusted net loss excludes the effects of stock-based compensation expense and amortization of intangibles, which are expected to be approximately $12.0 million and $1.2 million, respectively.

•      Adjusted net loss of $.27 to $.29 per basic and diluted share assuming weighted average shares outstanding of 56 million shares.

Conference Call Information

What:	ExactTarget First Quarter 2012 Financial Results Conference Call
When:	Thursday, May 10, 2012
Time:	5 p.m. Eastern
866.788.0546 (Domestic)
857.350.1684 (International)
Webcast:	www.ExactTarget.com/Investor (Live and Replay)
Replay:	888.286.8010, Conference ID 13235212 (Domestic)
617.801.6888, Conference ID 13235212 (International)
NOTE: Audio replay will be available until May 17, 2012

About ExactTarget

ExactTarget is a leading global provider of cross-channel interactive marketing software-as-a-service solutions that empower organizations of all sizes to communicate with their customers through email, mobile, social media and websites. ExactTarget’s powerful suite of integrated applications enable marketers to plan, automate, deliver and optimize data-driven interactive marketing and real-time communications to drive customer engagement, increase sales and improve return on marketing investment. Headquartered in Indianapolis, Indiana with offices across North America and in Europe, South America and Australia, ExactTarget trades on the New York Stock Exchange under the ticker symbol “ET.” For more information, visit www.ExactTarget.com.

Website Information

We routinely post important information for investors on our website www.ExactTarget.com in the “Investor Relations” section. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation Fair Disclosure. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures

This press release includes information about non-GAAP Adjusted EBITDA, Adjusted Net Loss and Adjusted Net Loss per Share. We believe these measures provide important supplemental information regarding our operating performance and are often used by investors and analysts in their evaluation of companies such as ours. In addition, we use Adjusted EBITDA as a key measurement of our operating performance because it assists us in comparing our operating performance on a consistent basis by removing the impact of certain non-cash and non-operating items. Adjusted EBITDA is calculated as net income (loss) before (1) other (income) expense, which includes interest income, interest expense and other income and expense, (2) income tax expense (benefit), (3) depreciation and amortization of property and equipment, (4) amortization of intangible assets and (5) stock-based compensation. Adjusted Net Loss is calculated as net income (loss) excluding the effects of stock-based compensation and amortization of intangible assets.  Adjusted Net Loss per Share is calculated as Adjusted Net Loss divided by weighted average shares outstanding on a GAAP basis. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Adjusted Net Loss and Adjusted EBITDA reflect an additional way of viewing aspects of our operations that we believe, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about expected financial metrics such as revenue, Adjusted Net Loss and Adjusted Net Loss per share. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating performance; attracting and retaining clients; defects or errors in the company’s solutions; unexpected decrease in clients’ use of email; ability to gain customer acceptance of cross-channel marketing; changes in domestic and international data privacy regulations; compromises of the company’s security measures; infrastructure scalability; third-party hardware and software; competition; the company’s ability to hire, retain and motivate employees and manage the company’s domestic and international growth; successful client deployment and utilization of the company’s existing and future solutions; changes in the company’s sales cycle; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; interest rates; and general developments in the economy, financial markets, and credit markets. Further information on these and other factors that could affect the company’s financial results is included in the “Risk Factors” section and elsewhere in our Registration Statement on Form S-1 as filed with the Securities and Exchange Commission. Additional information will also be set forth in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. These documents are available on the SEC Filings portion of the Investor Relations section of the company’s website at www.ExactTarget.com/investor.

Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material.  ExactTarget, Inc. assumes no obligation and does not intend to update these forward-looking statements.

EXACTTARGET, INC.

Condensed Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	As of March 31,	As of December 31,
	2012	2011
Assets
Current Assets:
Cash and cash equivalents	$211,535	$60,705
Accounts receivable, net	42,479	43,380
Prepaid expenses and other current assets	10,433	11,186
Total current assets	264,447	115,271
Property and equipment, net	54,121	54,616
Goodwill	18,530	18,447
Other non-current assets	4,850	4,950
Total assets	$341,948	$193,284
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$6,625	$8,124
Accrued liabilities	9,646	10,725
Accrued compensation and related expenses	9,935	14,167
Current portion of long-term obligations and other	1,476	4,787
Deferred revenue	43,848	39,273
Total current liabilities	71,530	77,076
Long-term portion of debt	—	13,333
Other non-current liabilities	4,749	5,134
Total liabilities	$76,279	$95,543

Redeemable convertible preferred stock
Series E, Series F, and Series G redeemable convertible preferred stock at respective redemption value. Authorized 4,912,646 shares, issued and outstanding no shares and 4,912,646 at March 31, 2012, and December 31, 2011, respectively;	$—	$63,000
Stockholders’ equity:
Common stock, $0.0005 par value. Authorized 300,000,000 shares; Issued and outstanding 65,899,266 and 9,042,346 shares at March 31, 2012 and December 31, 2011, respectively;	33	5
Additional paid in capital	417,250	17,031
Series A, Series B, and Series D preferred stock, at respective issuance date fair value. Authorized 18,554,573 shares; issued and outstanding no shares and 18,554,573 at March 31, 2012 and December 31, 2011, respectively;	—	164,894
Accumulated other comprehensive loss	(793)	(1,051)
Accumulated deficit	(150,821)	(146,138)
Total stockholders’ equity	265,669	34,741
Total liabilities and stockholders’ equity	$341,948	$193,284

EXACTTARGET, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited; in thousands, except share and per share data)

	Three Months Ended March 31,
	2012	2011
Revenue:
Subscription	$51,147	$37,223
Professional services	12,910	6,803
Total revenue	64,057	44,026

Cost of revenue:
Subscription	12,710	8,676
Professional services	11,131	5,990
Total cost of revenues	23,841	14,666
Gross profit	40,216	29,360

Operating expenses:
Sales and marketing	25,215	20,325
Research and development	11,160	8,437
General and administrative	8,270	5,557
Total operating expenses	44,645	34,319

Operating loss	(4,429)	(4,959)
Other expense, net	(254)	(248)
Loss before taxes	(4,683)	(5,207)

Income tax benefit	—	(1,945)
Net loss	$(4,683)	$(3,262)

Other comprehensive loss:
Foreign currency translation adjustment	258	90
Comprehensive loss	$(4,425)	$(3,172)

Net loss per common share - basic and diluted	$(0.32)	$(0.38)
Weighted average number of common shares outstanding—basic and diluted	14,732,963	8,561,066

EXACTTARGET, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited; in thousands)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(4,683)	$(3,262)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,215	3,667
Provision for doubtful accounts	(181)	282
Stock-based compensation	2,178	1,323
Change in deferred taxes	—	(1,422)
Other	38	6
Changes in operating assets and liabilities:
Accounts receivable, net	1,388	829
Prepaid expenses and other assets	671	(1,119)
Accounts payable and accrued liabilities	(889)	590
Accrued compensation and related expenses	(4,268)	(1,903)
Deferred revenue	4,143	759
Net cash provided by (used in) operating activities	3,612	(250)

Cash flows from investing activities:
Business combination, net of cash acquired	(806)	—
Purchases of property and equipment	(4,801)	(5,520)
Net cash used in investing activities	(5,607)	(5,520)

Cash flows from financing activities:
Repayments on capital leases	(194)	(162)
Net payments on term loan and revolving line of credit	(16,667)	(833)
Proceeds from issuance of common stock from option exercises	467	56
Payments of contingent consideration	(456)	(603)
Proceeds from issuance of preferred stock, net of issuance costs	—	30,000
Proceeds from issuance of common stock, net of issuance costs	169,709	—
Net cash provided by financing activities	152,859	28,458
Effect of exchange rate changes on cash and cash equivalents	(34)	44
Increase in cash and cash equivalents	150,830	22,732
Cash and cash equivalents, beginning of the period	60,705	22,804
Cash and cash equivalents, end of the period	$211,535	$45,536

EXACTTARGET, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited; in thousands)

	Three Months Ended March 31,
	2012	2011
Net loss	$(4,683)	$(3,262)
Stock-based compensation	2,178	1,323
Amortization of intangible assets	320	276
Adjusted Net loss	$(2,185)	$(1,663)

Income tax benefit	—	(1,945)
Depreciation and amortization of property and equipment	4,895	3,391
Other expense, net	254	248
Adjusted EBITDA	$2,964	$31

Weighted average shares oustanding used in computing per share amounts - GAAP basic and diluted	14,732,963	8,561,066
Adjusted Net loss per share - basic and diluted	$(0.15)	$(0.19)

Media Contact:

Kari Browsberger (Finn Partners) 312.329.3980 or MediaRelations@ExactTarget.com

Investor Contact:

Mitch Frazier (ExactTarget) — 317.275.5034 or Investor@ExactTarget.com